                                                                    EXHIBIT 10.5

                 NON-COMPETITION AND  CONFIDENTIALITY AGREEMENT


     This NON-COMPETITION AND CONFIDENTIALITY AGREEMENT (the "Agreement") is made and entered into as of this 17th day of December, 1997, by and among Baxter Healthcare Corporation, a Delaware corporation with its principal place of business at 1627 Lake Cook Road, Deerfield, Illinois 60015 ("Baxter"), VIMRx Pharmaceuticals Inc., a Delaware corporation with its principal place of business at 2751 Centerville Road, Suite 210, Wilmington, Delaware 19808 ("VIMRx"), and BIT ACQUISITION CORP., a Delaware corporation with its principal place of business at Nine Parker, Irvine, California 92718 ("Newco").

                                    RECITALS

     A. Baxter and VIMRx have agreed to enter into a strategic alliance by engaging in the ex vivo cell therapy business through Newco (the "Transaction").

     B. Pursuant to that certain Asset Purchase Agreement dated as of October 10, 1997, by and among Baxter, VIMRx and Newco (the "Acquisition Agreement"), Baxter has transferred to Newco certain Isolex(R) and Maxsep(R) Technology as well as other Assets of the Business (as those capitalized terms are defined in the Acquisition Agreement).

     C. Baxter has agreed pursuant to the terms of that certain Hardware and Disposables Manufacturing Agreement of even date herewith (the "Hardware and Disposables Manufacturing Agreement") to manufacture for Newco the Isolex(R) and Maxsep(R) Products (as such capitalized term is defined in the Hardware and Disposables Manufacturing Agreement) and pursuant to the Antibody Manufacturing and Storage Agreement of even date herewith (the "Antibody Manufacturing Agreement") to manufacture certain Antibodies, Reagents and Reagent Kits (as such capitalized terms are defined in the Antibody Manufacturing Agreement).

     D. Baxter also has agreed to supply to Newco certain other products and components which are utilized in connection with the Business pursuant to the terms of that certain Hardware and Disposables Supply Agreement of even date herewith (the "Hardware and Disposables Supply Agreement").

     E. Pursuant to the Marketing, Sales and Distribution Agreement of even date herewith (the "Marketing, Sales and Distribution Agreement") (the Acquisition Agreement, the Hardware and Disposables Supply Agreement, the Hardware and Disposables Manufacturing Agreement, the Antibody Manufacturing Agreement and the Marketing, Sales and Distribution Agreement, collectively referred to as the "Acquisition and Operating Documents" and each an "Acquisition and Operating Document"), Baxter has agreed to market, sell and distribute Isolex(R) and Maxsep(R) Products, Reagents and Reagent Kits in the Field of Distribution (as those capitalized terms are defined in the Marketing, Sales and Distribution Agreement).

     F. Pursuant to the Acquisition and Operating Documents, Baxter and VIMRx will be the shareholders of Newco and will undertake certain obligations with respect to the capitalization of Newco.

     G. Baxter, VIMRx and Newco recognize that (i) the ex vivo cell therapy business to be conducted by Newco is very valuable to Newco and that the success of Newco in that business will benefit each of Baxter and VIMRx as investors in Newco, and (ii) Baxter's remaining business operations (other than the Business) are very valuable to Baxter, and that the parties' above-described interests are protectible in the manner and subject to the terms set forth in this Agreement.

     H. In connection with and in furtherance of the Transaction, the VIMRx Group has provided and will provide to Baxter certain Confidential Information (as those capitalized terms are defined below) relating to the VIMRx Group, and the Baxter Group (as that capitalized term is defined below) has provided and will provide to VIMRx and Newco certain Confidential Information relating to the Baxter Group, including but not limited to certain Confidential Information delivered pursuant to that certain Confidentiality and Non-Solicitation Agreement by and between Baxter and VIMRx dated as of November 11, 1996 (the "CDA"), that certain letter agreement, dated as of July 8, 1997, by and between Baxter and Innovir Laboratories, Inc. (the "Innovir Letter"), and Section 13 of that certain Letter of Intent by and between Baxter and VIMRx, dated as of June 11, 1997, as subsequently extended (the "LOI") (the CDA, the Innovir Letter and the LOI are hereinafter collectively referred to as the "Prior Confidentiality Agreements").

     I. The VIMRx Group and the Baxter Group both desire that the Recipient (as that capitalized term is defined below) of Confidential Information reasonably protect the confidentiality of such Confidential Information as described herein and subject to the terms hereof.

                                   AGREEMENT

     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby acknowledge and agree as follows:

1.   DEFINITIONS.
     -----------

     1.1. Terms Defined in Preamble and Recitals: As used herein, all capitalized terms defined in the Preamble and Recitals of this Agreement shall bear the meanings ascribed to such terms as set forth therein.

     1.2. As used herein, the following capitalized terms shall have the following meanings:

           (a) "Affiliate" of a party means any entity (i) which directly or indirectly through one or more intermediaries Controls, is Controlled by or is under

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

     common Control with, the party or (ii) fifty percent (50%) or more of the voting capital stock (or in the case of an entity which is not a corporation, fifty percent (50%) or more of the equity interest) of which is beneficially owned or held by a party or any of such party's Subsidiaries. The term "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity (other than a natural person), whether through the ownership of voting capital stock, by contract or otherwise.

          (b) "Baxter Group" means Baxter and its Affiliates including, without limitation, each of their respective divisions and business units.

          (c)  "Business" shall mean the ex vivo cell therapy business described
               in         Exhibit __ attached to the Acquisition Agreement.

          (d)   "Chiron" shall mean Chiron Corporation, a Delaware corporation.

          (e) "Chiron Collaboration Agreement shall mean that certain Collaboration Agreement by and between Baxter and Chiron dated December 27, 1996.

          (f) "Confidential Information" means any information in any form of expression or medium whatsoever (including, without limitation, whether oral, written or electronically coded) furnished to the Recipient that is owned by or pertains to the Owner, which is not Non-Confidential Information, including, but not limited to, any information regarding: (i) Confidential Information (as that term is defined in the CDA) previously delivered by the Owner to the Recipient pursuant to the Prior Confidentiality Agreements, (ii) business and/or strategic plans, (iii) research, technology, development, manufacturing, marketing, sales or distribution of products, goods or services, (iv) lists and identities of actual or potential customers, vendors or suppliers, (v) pricing of goods and services to, or prices of goods or services from, actual or potential customers, vendors or suppliers, (vi) any technical or non-technical data, formulae, patterns, compilations, programs, devices, methods, techniques, know-how, drawings, designs, processes, procedures, inventions, improvements, models, manuals or financial data, (vii) other confidential intellectual property, including, without limitation, patent applications and invention records and (viii) any information or materials the Recipient may derive, develop or discern by reason of the Recipient's analysis, evaluation or research regarding or in connection with any of the foregoing, including, without limitation, any derivatives or variances therefrom. In the event that the Recipient can prove that any part of the Confidential Information is or has become Non-Confidential Information, that part of the Confidential Information shall no longer be deemed Confidential Information for the purposes of this Agreement, but Recipient shall continue to be bound by the terms of this Agreement as to all other Confidential Information.

          (g) "Ex Vivo Cell Processing" shall mean the active selection, and any subsequent modification, genetic alteration, activation and/or expansion, of nucleated cells outside the body for therapeutic purposes such as cellular therapy or gene therapy. For the purpose of this definition, "active selection" shall mean processing involving the action of a biological component, such as an antibody or modified antibody, a lectin, or a ligand, to selectively and specifically bind to a particular molecule on the surface of the cells to be selected so as to confer specificity or selectivity for such cells in the cell selection process.

          (h) "Legitimate Origins" means that the source or channel of communications and/or documentation relating to the Confidential Information was entitled to permit the transmission of the relevant information without breach of this Agreement, any other applicable agreement or duty, or any applicable law.

          (i) "Non-Confidential Information" means (i) information which is generally known by or available to third parties, or is generally known or available within the Owner's industry, without breach of this Agreement, any other applicable agreement or duty, or any applicable law by the Recipient or its Representatives; (ii) information which is disclosed or made available to the Recipient from Legitimate Origins other than the Owner (and such receipt from Legitimate Origins can be demonstrated by the Recipient);
               (iii) information which is in the possession of the Recipient and was received by the Recipient from Legitimate Origins prior to receiving such information from the Owner (and such prior possession and receipt from Legitimate Origins can be demonstrated by the Recipient); or (iv) information which is or has been independently developed by the Recipient and/or its Representatives without the use of any Confidential Information of the Owner (and such independent development can be demonstrated by the Recipient).

          (j) "Owner" means (i) the Baxter Group, where the subject Confidential Information is owned by or pertains to the Baxter Group, and (ii) the VIMRx Group, where the subject Confidential Information is owned by or pertains to the VIMRx Group.

          (k) "Recipient" means (a) VIMRx or Newco, as the case may be, where the subject Confidential Information is owned by or pertains to the Baxter Group, and (b) Baxter, where the subject Confidential Information is owned by or pertains to the VIMRx Group.

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

          (l) "Representatives" means all of Recipient's officers, directors, employees, attorneys, tax advisors, accountants, financial consultants and other authorized agents.

          (m) "Subsidiary" shall mean, as to any party, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the party, by one or more of its subsidiaries, or by the party and one or more of its subsidiaries.

          (n) "Supplied Products" means the Baxter Products, the Baxter Products Components and the Spinning Membrane. For purposes of this definition, "Baxter Products" shall have the meaning ascribed to such capitalized term in the Hardware and Disposables Supply Agreement; "Baxter Products Components" shall have the meaning ascribed to such capitalized term in the Hardware and Disposables Supply Agreement; and "Spinning Membrane" shall have the meaning ascribed to such capitalized term in the Hardware and Disposables Supply Agreement.

          (o) "VIMRx Group" means VIMRx and its Affiliates including, without limitation, each of their respective divisions and business units and, for purposes of this definition, Newco.


2.   NON-COMPETE COVENANTS BY BAXTER.
     -------------------------------

     2.1. Except as otherwise agreed by Newco in writing, including in any Acquisition and Operating Document, Baxter covenants and agrees that neither Baxter nor any of its Affiliates shall, directly or indirectly, anywhere in the world, (i) engage in, or (ii) render consulting or advisory services to any entity that engages in, or (iii) be a joint venturer, partner, licensor, member, shareholder (other than, in the case of an entity with securities that are publicly traded, a holder of 2% or less of the voting securities of such entity) or trustee of any entity for the purpose of engaging in, the marketing, sale or distribution of any product which directly competes with any product of the
Business:

          (a) for use in the ex vivo selection of a desired human, nucleated cell type using a biological component, such as an antibody or modified antibody, a lectin, or a ligand to selectively and specifically bind to a particular molecule on the surface of the cells to be selected so as to confer specificity or selectivity for such cells in the cell selection process; or

          (b) for genetic alteration, modification, activation and/or expansion in combination with such selection;

for therapeutic purposes such as cellular or gene therapy, except as Baxter is required to manufacture, supply, market, distribute and sell products of the Business pursuant to the Acquisition and Operating Documents. Notwithstanding the foregoing, for purposes of this Agreement, ex vivo selection as described in subpart (a) of this Section 2.1 shall not include an ex vivo selection process directed to the removal of non-cell-bound antibodies from human blood using a biological component even though such ex vivo selection process may result in the biological component binding to human nucleated cells and thereby incidentally selecting and separating such cells, provided that such
                                                  --------
incidentally selected cells shall not be utilized commercially.


     2.2. Baxter's obligations under the foregoing covenant and agreement shall begin on the date hereof and shall expire on the date that is the later of
(i) the date that is five (5) years after the date hereof or (ii) one year after the first date on which Baxter neither owns at least ten percent (10%) of the Common Stock of Newco, on a fully diluted basis, nor retains a seat on Newco's board of directors, or (iii) the date on which the Marketing, Sales and Distribution Agreement expires, as its term may be extended, provided that all
                                                             --------
of Baxter's obligations under the foregoing covenant and agreement shall expire not later than the date that is fifteen (15) years after the date hereof, except that following the date that is fifteen (15) years after the date hereof, Baxter's obligations shall continue (a) to the extent and for the period of time that Baxter continues to act as Newco's exclusive worldwide distributor for an Isolex(R) or Maxsep(R) Product or Reagent Kit under the terms of the Marketing, Sales and Distribution Agreement, but only with respect to such Isolex(R) or Maxsep(R) Product or Reagent Kit, and (b) to the extent and for the period of time that Baxter continues to supply any Supplied Product under the terms of the Hardware and Disposables Supply Agreement, but only with respect to such Supplied Product.

     2.3. Notwithstanding the provisions of Section 2.1, Baxter shall not be prohibited from acquiring any interest in any company or other entity which is engaged in a business the products of which compete with any product of the Business in a manner which may violate the terms of Section 2.1, provided that
                                                                 --------
(i) such company or other entity becomes an Affiliate of Baxter after the date hereof or is merged with or into Baxter or an Affiliate of Baxter after the date hereof; and (ii) the purpose of Baxter's acquisition of such company or other entity is not to acquire a technology which would compete with any product of the Business in a manner otherwise prohibited by Section 2.1. Baxter shall promptly notify Newco of any such acquisition by Baxter, and Newco will have sixty (60) days after the receipt of such notice to negotiate the material terms and conditions of an acquisition or other transaction to acquire rights to that portion of the business of such company or other entity the products of which compete with any product of the Business. The terms and conditions of such an acquisition or other transaction with Newco shall be negotiated by Newco and Baxter, bargaining in good faith, and documented in a written agreement, signed by authorized representatives of both parties. If, after notice to Newco and expiration of sixty (60) days without completed negotiation of the material terms of such an acquisition or other transaction with Newco, Baxter desires to enter into an agreement with a third party on terms and conditions that are less favorable to Baxter than the terms and conditions offered by or to Newco (a "New Offer"), then Baxter must give Newco notice and an additional thirty (30) days to respond to Baxter's offer on substantially the same terms and conditions as those of the New Offer. The culmination of any transaction pursuant to this Section 2.3 is subject to the parties entering into a definitive agreement on terms which are agreeable to each of the parties, in their sole discretion.

     2.4. Subject to the provisions of Section 2.5, it is understood and agreed that Baxter shall refrain from exercising the Baxter Retained License Rights and the Baxter GmbH Retained License Rights (as those terms are defined in the First BD Sublicense, the Second BD Sublicense, the Chiron Sublicense and the Dorken Sublicense (collectively, the "Sublicense Agreements"), as such terms are defined in the Acquisition Agreement).

     2.5. The foregoing notwithstanding, Baxter may exercise the Baxter Retained License Rights and the Baxter GmbH Retained License Rights in the event:

          (a) the Marketing, Sales and Distribution Agreement is terminated by Baxter as a result of Newco's breach thereof;

          (b) any of the Sublicense Agreements is terminated by Baxter as a result of Newco's breach thereof, provided that Baxter may exercise only
                                       --------
     those Baxter Retained License Rights or Baxter GmbH Retained License Rights, as the case may be, retained with respect to such terminated Sublicense Agreement; or

          (c) a final, non-appealable decision is rendered by an arbitrator or a court of competent jurisdiction holding that Newco has materially breached its obligations under Section 4 hereof after having been given at least 180 days notice of such breach by Baxter;

          (d) a receiver, conservator, custodian, liquidator or trustee of Newco or of a material portion of the property of Newco, is appointed by court order and such order remains in effect for more than ninety (90) days; or an order for relief is entered under the federal bankruptcy laws with respect to Newco; or all or any material portion of the property of Newco is sequestered by court order and such order remains in effect for more than ninety (90) days; or a petition is filed against Newco under the bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution of liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within ninety (90) days after such filling;

          (e) Newco files a voluntary petition in bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law; or

          (f) Newco makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, conservator, custodian, liquidator or trustee of the party, or of all or any material part of its property.

     2.6. Chiron Obligations:

          (a) Newco hereby acknowledges that Baxter has performance obligations under the Chiron Collaboration Agreement and agrees, at Baxter's request, to allow Baxter to satisfy Baxter's performance obligations under the Chiron Collaboration Agreement including, without limitation, by (i) allowing Baxter to achieve a Qualifying Acceptance by the Seller (as that term is defined in the Chiron Collaboration Agreement), (ii) after a Qualifying Acceptance has been achieved, permitting Baxter to develop and/or manufacture to Baxter's specifications, a Semi-Automated Baxter System (as that term is defined in the Chiron Collaboration Agreement), and
     (iii) allowing Baxter to perform all other obligations of Baxter, provided
                                                                       --------
     that the Semi-Automated Baxter System will not involve Ex Vivo Cell Processing.

          (b) Without limitation of the foregoing, and notwithstanding any terms of this Agreement or the Acquisition and Operating Documents to the contrary, Newco agrees, (i) at the request of Baxter, to provide to Baxter such assistance and information (at Baxter's cost) as may be reasonably required for Baxter to comply with its obligations under Sections 3.8 and
     3.9 of the Chiron Collaboration Agreement, and (ii) to abide by the exclusivity provisions of Section 3.1 of the Chiron Collaboration Agreement pursuant to clause b(ii) of the third sentence of Section 3.5(a) of the Chiron Collaboration Agreement in the same manner as such provisions apply to Baxter. Newco further agrees that Newco will not, directly or indirectly (in the event Newco otherwise has the right to do so), and/or shall not require Baxter to, violate the terms of Section 8.4 of the Chiron Collaboration Agreement.

          (c) The Semi-Automated Baxter System shall be distributed by Baxter in compliance with this Agreement.

          (d) Baxter will use commercially reasonable efforts to obtain from Chiron the right to grant a sublicense to Newco and its Affiliates under (and on the same terms as) the license granted to Baxter in Section 2.1(b) of the Chiron

     Collaboration Agreement. In the event that Baxter shall obtain such right, Baxter shall grant such sublicense to Newco and its Affiliates.

          (e) Baxter shall indemnify and hold harmless Newco from and against any claims of patent or other intellectual property infringement, and any product liability claims, incurred by Newco in connection with Baxter's performance of its obligations under the Chiron Collaboration Agreement;

     provided, however, that this indemnity shall not apply to any claims
     --------
     arising out of actions or omissions of Newco or the performance of Newco's obligations under any sublicense referred to in Section 2.6(d) above, which it may enter into with Baxter with the consent of Chiron.

     2.7. Notwithstanding anything to the contrary herein, or in any of the Acquisition and Operating Agreements, Baxter hereby agrees to refrain from exploiting (including without limitation by way of licensing) in violation of the provisions of Section 2.1 of this Agreement United States patent number 5,641,622, dated June 24, 1997 (entitled "Continuous Centrifugal Process for the Separation of Biological Components from Heterogeneous Cell Populations"), and any and all foreign counterparts of such patent, except as otherwise agreed by Newco in writing. Baxter further agrees to refrain from enforcing such patent and any and all foreign counterparts of such patent against Newco or any Affiliate of Newco that is owned by Baxter and VIMRx in substantially the same proportions as Newco is owned with respect to any product of the Business that is manufactured or marketed for Newco by Baxter pursuant to any of the Acquisition and Operating Agreements or that is agreed to be developed for Newco by Baxter pursuant to the terms of that certain Services Agreement between Baxter and Newco of even date herewith.

3.   NON-COMPETE COVENANTS BY VIMRX.
     ------------------------------

     3.1. Except as otherwise agreed by Baxter in writing, including in any Acquisition and Operating Document, VIMRx covenants and agrees that neither VIMRx nor any of its Affiliates (other than Newco or an entity owned by Baxter and VIMRx in substantially the same proportions as Newco is owned) shall, directly or indirectly, anywhere in the world, (i) engage in, or (ii) render consulting or advisory services to any entity that engages in, or (iii) be a joint venturer, partner, licensor, member, shareholder (other than, in the case of an entity with securities that are publicly traded, a holder of 2% or less of the voting securities of such entity) or trustee of any entity for the purpose of engaging in, the production, manufacture, marketing, sale or distribution of any product which directly competes with any Supplied Product or any product of the Business. VIMRx's obligations under the foregoing covenant and agreement shall begin on the date hereof and shall expire on the date that is the later of
(i) the date that is five (5) years after the date hereof or (ii) one year after the first date on which VIMRx neither owns voting control of Newco nor retains a seat on Newco's board of directors; provided that all of VIMRx's obligations
                                    --------
under the foreing covenant and agreement shall expire not later than the date that is fifteen (15) years after the date hereof, except that following the date that is fifteen (15) years after the date hereof, VIMRx's obligations shall continue to the extent and for the period of time that Baxter continues to supply any Supplied Product under the terms of the Hardware and Disposables Supply Agreement, but only with respect to such Supplied Product.

     3.2. Except as otherwise agreed by Baxter in writing, including in any Acquisition and Operating Document, VIMRx covenants and agrees that neither VIMRx nor any of its Affiliates shall, directly or indirectly, anywhere in the world, (i) engage in, or (ii) render consulting or advisory services to any entity that engages in, or (iii) be a joint venturer, partner, licensor, member, shareholder (other than in the case of any entity with securities that are publicly traded, a holder of 2% or less of the voting securities of such an entity) or trustee of any entity for the purpose of engaging in the marketing, sale or distribution of any product which directly competes with any product of Baxter for use in the separation of human blood into its constituents, such as platelets, plasma, red blood cells, leukocytes, and mononuclear cells, while a live donor or patient is connected to the separation device (hereinafter referred to as "On-Line Separation"). VIMRx's obligations under the foregoing covenant and agreement shall begin on the date hereof and shall expire on the date that is the later of (i) the date that is five (5) years after the date hereof, or (ii) one year after the first date on which Baxter neither owns at least ten percent (10%) of the Common Stock of Newco, on a fully diluted basis, nor retains a seat on Newco's board of directors, or (iii) the date on which the Marketing, Sales and Distribution Agreement expires, as its term may be extended; provided that all of VIMRx's obligations under the foregoing covenant
          --------
and agreement shall expire not later than the date that is fifteen (15) years after the date hereof.

4.   NON-COMPETE COVENANTS BY NEWCO.
     ------------------------------

     4.1. Except as otherwise agreed by Baxter in writing, including in any Acquisition and Operating Document, Newco covenants and agrees that neither Newco nor any of its Affiliates shall, anywhere in the world, (i) engage in, or
(ii) render consulting or advisory services to any entity that engages in, or
(iii) be a joint venturer, partner, licensor, member, shareholder (other than, in the case of an entity with securities that are publicly traded, a holder of 2% or less of the voting securities of such entity) or trustee of any entity for the purpose of engaging in, the production, manufacture, marketing, sale or distribution of any product which directly competes with any Supplied Product, except as such production, manufacture, marketing, sale or distribution is conducted by Newco or an entity owned by Baxter and VIMRx in substantially the same proportions as Newco is owned, for use in Ex Vivo Cell Processing. Newco's obligations under the foregoing covenant and agreement shall begin on the date hereof and shall expire on the date that is the later of (i) eleven (11) years after the date hereof or (ii) the date on which Baxter's obligation to supply such Supplied Product expires or is terminated under the terms of the Hardware and Disposables Supply Agreement for a reason other than Newco's breach;

provided that all of Newco's obligations under the foregoing covenant and
--------
agreement shall expire not later than the date that is fifteen (15) years after the date hereof, except that following the date that is fifteen (15) years after the date hereof, Newco's obligations shall continue to the extent and for the period of time that Baxter continues to supply any Supplied Product under the terms of the Hardware and Disposables Supply Agreement, but only with respect to such Supplied Product.

     4.2. Except as otherwise agreed by Baxter in writing, including in any Acquisition and Operating Document, Newco covenants and agrees that neither Newco nor any of its Affiliates shall, directly or indirectly, enable VIMRx, any of Newco's other Affiliates, or any third party, to engage in the marketing, sale or distribution of any product anywhere in the world which directly competes with any product of Newco distributed or to be distributed by Baxter pursuant to the Marketing, Sales and Distribution Agreement in the Field of Distribution (as that capitalized term is defined in the Marketing, Sales and Distribution Agreement), whether as a licensor or otherwise. Newco's obligations under the foregoing covenant and agreement shall begin on the date hereof and shall expire on the date on which the Marketing, Sales and Distribution Agreement expires or is terminated pursuant to its terms for a reason other than Newco's breach.

     4.3. Except as otherwise agreed by Baxter in writing, including in any Acquisition and Operating Document, Newco covenants and agrees that neither Newco nor any of its Affiliates shall, directly or indirectly, anywhere in the world, (i) engage in, or (ii) render consulting or advisory services to any entity that engages in, or (iii) be a joint venturer, partner, licensor, member, shareholder (other than in the case of any entity with securities that are publicly traded, a holder of 2% or less of the voting securities of such an entity) or trustee of any entity for the purpose of engaging in the marketing, sale or distribution of any product which directly competes with any product of Baxter for use in On-Line Separation. Nothing herein or in Section 3.2 shall prevent or restrict Newco, or any Affiliate of Newco that is owned by Baxter and VIMRx in substantially the same proportions as Newco is owned, from marketing, selling or distributing any product for use in selection as described in Section 2.1(a) above, whether or not a live donor or patient is connected to the selection device, provided that such selection does not include On-Line
                  --------
Separation. Newco's obligations under the foregoing covenant and agreement shall begin on the date hereof and shall expire on the date that is the later of
(i) the date that is five (5) years after the date hereof or (ii) one year after the first date on which Baxter neither owns at least ten percent (10%) of the Common Stock of Newco, on a fully diluted basis, nor retains a seat on Newco's board of directors, or (iii) the date on which the Marketing, Sales and Distribution Agreement expires, as its term may be extended; provided that all
                                                             --------
of Newco's obligations under the foregoing covenant and agreement shall expire not later than the date that is fifteen (15) years after the date hereof.


5.   LABEL COPY.
     ----------

     Baxter covenants and agrees that as of the date that is one (1) year after the date hereof, no label, insert, advertising, packaging or marketing materials used in connection with any product of Baxter or any Affiliate of Baxter that is the same or similar to a Supplied Product and that is produced, manufactured, marketed, sold or distributed by Baxter or any Affiliate of Baxter for uses other than uses which would violate Section 2.1 of this Agreement will refer to uses which would violate Section 2.1 of this Agreement or describe such product as used or usable for uses which would violate Section 2.1 of this Agreement.

6.     ACKNOWLEDGEMENT OF CONFIDENTIAL INFORMATION.
       -------------------------------------------

     The Recipient, on behalf of itself and on behalf of its Representatives, acknowledges and agrees that all information which the Recipient or its Representatives obtained from the Owner in connection with the Prior Confidentiality Agreements shall be deemed to constitute Confidential Information of the Owner, provided that Newco shall be deemed to be the Owner of
                          --------
Confidential Information acquired by Newco pursuant to the Acquisition
Agreement.


7.   AGREEMENT TO MAINTAIN CONFIDENTIALITY.
     -------------------------------------

     Recipient may utilize the Confidential Information only for the furtherance of the Recipient's rights and obligations under the Acquisition and Operating Documents. Recipient, on behalf of itself and its Representatives, agrees that except with respect to Authorized Disclosures (as that capitalized term is defined below) and as otherwise expressly permitted by this Agreement in furtherance of the Recipient's rights and obligations under the Acquisition and Operating Documents, Recipient will not, and will cause any and all of its Representatives not to, on or after the date hereof, in any form or manner, directly or indirectly, divulge, disclose or communicate to any person, or utilize for its commercial benefit or for the benefit of any other person, or to the detriment of the Owner, any Confidential Information. Notwithstanding anything contained in this Agreement to the contrary, without the express prior written consent of Baxter, neither VIMRx nor Newco may disclose or use any Confidential Information received by VIMRx or Newco from the Baxter Group to or on behalf of any of its Affiliates (other than an entity that both (i) is owned by Baxter and VIMRx in substantially the same proportions as Newco is owned and
(ii) agrees to be bound by the provisions of this Agreement), unless such disclosure or use constitutes an Authorized Disclosure. Notwithstanding anything contained in this Agreement to the contrary, without the express prior written consent of the Owner, Baxter may not disclose or use any Confidential Information received from the VIMRx Group or Newco to or on behalf of any of Baxter's Affiliates, unless such disclosure or use constitutes an Authorized Disclosure. In addition, Recipient agrees to, and will cause any and all of its Representatives to, protect and secure any Confidential Information in its possession or in the possession of its Representatives from unauthorized disclosure or use. The standard of care imposed on Recipient and its Representatives for protecting Confidential Information will be the care employed by Recipient and its Representatives to protect its confidential information but in no event shall the care used by Recipient and its Representatives be less than the exercise of reasonable and prudent care to prevent unauthorized disclosure or use of such Confidential Information (except that Recipient shall not be excused for its own negligence or the negligence of its Representatives). In the event of the destruction, loss or theft of any materials containing Confidential Information in the possession of Recipient or its Representatives, Recipient shall notify Owner in writing immediately identifying the materials so lost or destroyed.


8.     AUTHORIZED DISCLOSURES.
       ----------------------

     Notwithstanding any provision of this Agreement to the contrary, Recipient shall not be deemed to be in breach of Section 7 of this Agreement with respect to the following authorized disclosures of Confidential Information ("Authorized Disclosure(s)"):

     8.1. Disclosures of Confidential Information to the extent that such disclosures were previously authorized in writing by the Owner, including its directors, executive officers or other authorized employees; or

     8.2. Disclosures of Confidential Information permitted by the Recipient pursuant to any Transaction Document, but only to the extent permitted by the terms and conditions of such Transaction Document; or

     8.3. Disclosures of Confidential Information which Recipient can prove is, or had previously become, Non-Confidential Information; or

     8.4. Disclosures of Confidential Information to any governmental authority, or to officials or officers of any court, administrative court or arbitrators, with valid and competent jurisdiction thereof, if directed to disclose such Confidential Information to and by any of the foregoing, and in any event only after ten (10) business days prior written notice to the Owner describing the Confidential Information so to be disclosed, to whom it is to be disclosed, and the reasons for disclosure (the Recipient agrees to give the Owner notice of any pending disclosure described in this Section 8.4 within forty-eight (48) hours after the Recipient's receipt of such direction to disclose such Confidential Information); or

     8.5. Disclosures of Confidential Information to any governmental authority, officials or officers of any court, administrative court or arbitrators, to the extent necessary to (i) defend against any claim, cause of action or controversy brought against the Recipient by a third party, but only with the prior written consent of the Owner (which consent shall not be unreasonably withheld) and subject to a suitable protective order; and (ii) enforce any right against, or defend against any claim, cause of action or controversy brought by, the Owner, under this Agreement, the Acquisition and Operating Documents, or otherwise, provided that such disclosure is subject to a suitable protective order; or

     8.6. Disclosures of Confidential Information to Recipient's Representatives who reasonably need to know such information in connection with Recipient's furtherance of the Transaction, including Recipient's rights and obligations under the Transaction Documents, and who have been informed of and have agreed to be bound by the terms and conditions of this Agreement regarding the disclosure and protection of such Confidential Information.


9.   REPRODUCTION OF CONFIDENTIAL INFORMATION.
     ----------------------------------------

     Recipient agrees that Recipient will not, and will cause any and all of its Representatives not to, reproduce copies of any Confidential Information which bears the legend (or its equivalent): DO NOT DUPLICATE. Subject to the terms of this Agreement, Recipient and its Representatives may duplicate documents which do not bear the aforementioned legend, provided that such duplication is reasonably required in furtherance of the Transaction.


10.  NO LICENSE OR RIGHT.
     -------------------

     No right or license, whether expressed or implied, in the Confidential Information is granted to Recipient or any of its Representatives other than to use the Confidential Information in the manner and to the extent expressly authorized by this Agreement.


11.  RETURN OF CONFIDENTIAL INFORMATION.
     ----------------------------------

     Upon Owner's written request for any reason, Recipient and its Representatives will promptly deliver to Owner or, at Owner's request, destroy all correspondence, catalogs, price books, drawings, blueprints, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the Owner's research, technology, development, technical information, customers, dealer network, marketing strategies, products or processes and/or which contains Confidential Information, and all summaries and analyses thereof created by Recipient or its Representatives, in all cases whether in hard copy form or other media (including, without limitation, computer software or magnetic or optical storage media). In the event that the Owner elects to have the Recipient destroy such materials containing Confidential Information as provided in the preceding sentence, the Owner may require the Recipient to provide the Owner with a statement, certified by a duly authorized officer of the Recipient, that all of such materials were destroyed by the Recipient in a manner which will not allow the reconstruction of such Confidential Information from such destroyed materials. Notwithstanding anything contained in this Section 11 to the contrary, the Recipient shall be entitled to retain one copy of the Confidential Information in its legal archives, provided that Recipient shall at all times
                                   --------
keep such copy in a safe or other locked and secure cabinet accessible only to Recipient's attorneys and shall only use such copy and such Confidential Information thereafter solely for the purpose of verifying the Recipient's or its Representatives' compliance with their continuing obligations under this Agreement.


12.  TERM OF CONFIDENTIALITY PROVISIONS.
     ----------------------------------

     Recipient's obligations with respect to Confidential Information as set forth in this Agreement shall expire fifteen (15) years from the date hereof.


13.  PUBLICITY.
     ---------

       No party to this Agreement shall issue or cause the publication of any press release or other public announcement with respect to this Agreement or any actions contemplated hereby without first providing a draft of such press release or announcement to the other parties hereto and obtaining the consent of the other parties hereto; provided, however, that nothing herein shall prevent any party hereto from making any disclosure required by law.


14.  ENFORCEMENT AND INDEMNIFICATION.
     -------------------------------

     In the event that any party hereto breaches any of the terms of this Agreement (the "Breaching Party"), the Breaching Party acknowledges and agrees that said breach will result in immediate and irreparable harm to the business and goodwill of any non-breaching party hereto (the "Non-Breaching Party") and that damages, if any, and remedies at law for such breach, will be inadequate and not determinable. The Non-Breaching Party, upon a breach of this Agreement by the Breaching Party, shall therefore be entitled to (a) subject to Sections 15 and 24 hereof, apply for and receive from any court of competent jurisdiction, equitable relief by way of temporary or permanent injunction to restrain any breach of this Agreement and for such further relief as such court may deem just and proper, at law or in equity; (b) in the event that the Non-Breaching Party shall prevail in enforcing any of its rights hereunder, the Non-Breaching Party's reasonable costs and expenses in enforcing such rights under this Agreement (including court costs and reasonable legal fees and expenses); and (c) be indemnified and held harmless by the Breaching Party from and against any and all manner of expenses, losses, claims and liabilities of any kind incurred by the Non-Breaching Party (including its Affiliates) in connection with such breach.


15.  DISPUTE RESOLUTION.
     ------------------

     15.1. Provisional Remedies: The procedures specified in this Section 15 shall be the sole and exclusive procedures for the resolution of disputes between the parties arising out of or relating to this Agreement; provided,
                                                                  --------
however, that a party, without prejudice to these procedures, may seek a
-------
preliminary injunction or other provisional relief if, in its sole judgment, such action is deemed necessary to avoid irreparable damage or to preserve the status quo. During such action, the parties will continue to participate in good faith in the procedures specified in this Section 15.

     15.2. Negotiations Between Executives: The parties will attempt in good faith to resolve any claim or controversy arising out of or relating to the execution, interpretation or performance of this Agreement (including the validity, scope and enforceability of the provisions contained in this Section
15) promptly by negotiations between their designated executives.

     15.3. Arbitration: In the event that any dispute arising out of or relating to this Agreement or its breach, termination or validity has not been resolved after good faith negotiation pursuant to the procedures of Section 15.2, such dispute shall upon written notice by either party to the other, be finally settled by arbitration administered by the Center for Public Resources in accordance with the provisions of its Commercial Arbitration Rules and the United Stated Federal Arbitration Act, as modified below:

          (a) The arbitration shall be heard by a panel of three (3) independent and impartial arbitrators, all of whom shall be selected from a list of neutral arbitrators supplied by the Center for Public Resources. From such list, each of Baxter and Newco shall select one (1) arbitrator, and the arbitrators so selected shall select a third. The panel shall designate one (1) among them to serve as chair.

          (b) The arbitration proceedings shall be conducted in Los Angeles County or Orange County in the State of California.

          (c) Any party may seek interim or provisional remedies under the Federal Rules of Civil Procedure and the United States Federal Arbitration Act as necessary to protect the rights or property of the party pending the decision of the arbitrators.

          (d) The parties shall allow and participate in limited discovery for the production of documents and taking of depositions, which shall be conducted in accordance with the Commercial Arbitration Rules of the Center for Public Resources. All discovery shall be completed within sixty (60) days following the filing of the answer or other responsive pleading. Unresolved discovery disputes shall be brought to the attention of the chair of the arbitration panel and may be disposed of by the chair.

          (e) Each party shall have up to fifty (50) hours to present evidence and argument in a hearing before the panel of arbitrators, provided that
                                                                --------
     the chair of the panel of arbitrators may establish such longer times for presentations as the chair deems appropriate.

          (f) The arbitration award shall be rendered by the arbitrators within fifteen (15) business days after conclusion of the hearing of the matter, shall be in writing and shall specify the factual and legal basis for the award. Judgment thereon may be entered in any court having jurisdiction thereof.

          (g) The arbitrators are empowered to order money damages in compensation for a party's actual damages, specific performance or other appropriate relief to cure a breach; provided, however, that the
                                          --------  -------
     arbitrators will have no authority to award special, punitive or exemplary damages, or other money damages that are not measured by the prevailing party's actual damages.

     15.4. Performance During Dispute: Each party is required to continue to perform its obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement, unless to do so would be commercially impossible or impractical under the circumstances.


16.  CONTINUING OBLIGATION.
     ---------------------

     Except as set forth herein, the obligations, duties and liabilities of each party hereto pursuant to this Agreement are continuing, absolute and unconditional and shall remain in full force and effect as provided herein despite any termination of any Transaction Documents.


17.  FORCE MAJEURE.
     -------------

     No party to this Agreement shall be liable for delay or failure in the performance of any of its obligations hereunder if such delay or failure is due to causes beyond its reasonable control, including acts of God, fires, earthquakes, strikes and labor dispute, acts of war, civil unrest or intervention of any governmental authority, but any such delay or failure shall be remedied by such party as soon as is reasonably possible.


18.  PROVISIONS CONTRARY TO LAW/SEVERABILITY.
     ---------------------------------------

     In performing this Agreement, the parties hereto shall comply with all applicable laws, whether domestic or foreign. Nothing in this Agreement shall be construed so as to require the violation of any law, and wherever there is any conflict between any provision of this Agreement and any applicable law, the applicable law shall prevail. In the event any provision of this Agreement conflicts with any applicable law or is otherwise determined by an arbitrator or court having valid jurisdiction thereover to be unenforceable, the affected provision of this Agreement shall be deemed to have been modified to the extent necessary so as not to conflict with the applicable law or to be unenforceable or, if such modification is not possible, such provision shall be deemed to have been deleted herefrom, without affecting, impairing or invalidating the remaining provisions of this Agreement.

19.  ASSIGNMENT.
     ----------

     Baxter may assign its rights and obligations hereunder to any Affiliate of Baxter with prior notice to VIMRx and Newco. VIMRx may assign its rights and obligations hereunder to any Affiliate of VIMRx with prior notice to Baxter and Newco. Newco may assign its rights and obligations hereunder to any Affiliate of Newco with prior notice to and consent of Baxter and VIMRx, which consent will not be unreasonably withheld; and Newco may assign its rights and obligations under this Agreement to any Affiliate of Newco without the prior written consent of Baxter or VIMRx, provided that such Affiliate is owned, directly or indirectly, by Baxter and

VIMRx in substantially the same proportions as Newco is owned. No party may assign any of its rights or obligations under this Agreement, unless and to the extent expressly permitted herein. Notwithstanding anything contained in this
Section 19 to the contrary, in the event of any permitted assignment of any party's rights and obligations hereunder, the assigning party shall continue to be bound by the obligations contained in Sections 2, 3, 4, 5, 7, 9, 10, 11, 13, 14, 15 and 24 applicable to it as if no assignment had occurred. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding on the permitted successors and assigns of the parties hereto.


20.  CAPACITY.
     --------

     Each party hereto hereby represents and warrants to the other parties hereto that, in entering into this Agreement, it is not in violation of any contract or agreement, whether written or oral, with any other person to which it is a party or by which it is bound and will not violate or interfere with the rights of any other person.


21.  ENTIRE AGREEMENT.
     ----------------

     This Agreement contains the entire agreement and understanding between the parties hereto relating to the subject matter hereof. Furthermore, the parties hereto specifically agree that all prior agreements, whether written or oral, relating to the subject matter of this Agreement (other than the Acquisition and Operating Documents and other Transaction Documents (as such capitalized term is defined in the Acquisition Agreement)) shall be of no further force or effect from and after the date hereof.


22.  NOTICES.
     -------

     All notices required under this Agreement shall be in writing, and all such notices and other written communications shall be delivered either by hand, by a nationally recognized overnight delivery service (with delivery charges prepaid), by first class, registered or certified United States mail (postage prepaid), or by facsimile transmission (provided that in the case of facsimile transmission, a confirmation copy of the notice shall be delivered by hand, by a nationally recognized overnight delivery service (with delivery charges prepaid), or by first class, registered or certified United States mail (postage prepaid) within two (2) days of facsimile transmission), addressed to each party hereto as follows:

          IN THE CASE OF BAXTER, TO:

          Baxter Healthcare Corporation
          One Baxter Parkway
          Deerfield, Illinois 60015

          Attention:   President - Biotech Business Group
          Facsimile:

          WITH A COPY TO:

          Baxter Healthcare Corporation
          One Baxter Parkway
          Deerfield, Illinois 60015
          Attention:     General Counsel - Baxter Healthcare Corporation
          Facsimile:

          IN THE CASE OF VIMRX, TO:

          VIMRx Pharmaceuticals Inc.
          2751 Centerville Road
          Suite 210
          Wilmington, Delaware 19808
          Attention:     Chief Executive Officer
          Facsimile:     (302) 998-3794

          WITH A COPY TO:

          Epstein Becker Green, P.C.
          250 Park Avenue
          New York, New York 10177
          Attention:     Lowell S. Lifschultz, Esq.
          Facsimile:     (212) 661-0989

          IN THE CASE OF NEWCO, TO:

          BIT ACQUISITION CORP.
          Nine Parker
          Irvine, California 92718
          Attention:     President
          Facsimile:

          WITH A COPY TO:

          Epstein Becker & Green, P.C.
          250 Park Avenue
          New York, New York 10177
          Attention:     Lowell S. Lifschultz, Esq.
          Facsimile:     (212) 661-0989

or such other address as any such party may designate in writing and delivered to the other parties hereto pursuant to this Section 22. All such notices or other written communications shall be deemed to have been received by the addressee if delivered: by hand or by a nationally recognized overnight delivery service (with delivery charges prepaid), at the time of delivery; by first class, registered or certified United States mail (postage prepaid), three
(3) business days after delivery thereof to the United States Postal Service; or by facsimile transmission, at the time of transmission.


23.  WAIVERS AND MODIFICATIONS.
     -------------------------

     The failure of any party hereto to insist on the performance of any obligation hereunder shall not be deemed to be a waiver of such obligation. Waiver of any breach of any provision hereof shall not be deemed to be a waiver of any other breach of such provision or any other provision. No waiver, modification, release or amendment of any obligation under or provision of this Agreement shall be valid or effective unless in writing signed by the party to be bound by such waiver, modification, release or amendment.


24.  CHOICE OF LAW AND JURISDICTION.
     ------------------------------

     This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without application of conflicts of law principles, and, subject to Section 14 hereof, each party hereto hereby submits to the jurisdiction and venue of any state or federal court in the State of Delaware. To the extent permissible by law, each of the parties hereto hereby waives, releases and agrees not to assert, and agrees to cause its Affiliates to waive, release and not assert, any rights such party or its Affiliates may have under any foreign law or regulation that would be inconsistent with the terms of this Agreement as governed by Delaware law.

25.  RULES OF CONSTRUCTION.
     ---------------------

     In this Agreement, unless a clear contrary intention appears:

     25.1.     The singular number includes the plural number and vice versa;

     25.2. Reference to any party hereto includes such party's permitted successors and assigns;

     25.3.     Reference to any gender includes the other gender;

     25.4. Reference to any Section means such section of this Agreement, and references in any section or definition to any clause means such clause of such section or definition;

     25.5. "Herein," "hereunder , hereof," "hereto," and words of similar import, shall be deemed references to this Agreement as a whole and not to any particular section or other provision of this Agreement;

     25.6. "Including" (and with the correlative meaning "include") means including without limiting the generality of any description preceding such term;

     25.7. Relative to the determination of any period of time, "from" means "from and including", "to" means "to but excluding" and "through" means "through and including";

     25.8. The headings contained in this Agreement have been inserted for convenience of reference only, and are not to be used in construing this Agreement; and

     25.9. Any rule of construction or interpretation which might otherwise require this Agreement to be construed or interpreted against any party hereto shall not apply to any construction or interpretation hereof.


26.  COUNTERPARTS; FACSIMILE SIGNATURES.
     ----------------------------------

     This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument. With respect to this Agreement and any notices delivered pursuant to this Agreement, documents signed by facsimile signature shall be deemed to be of the same force and effect as an original of a manually signed copy.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.


Baxter:                                       VIMRx:

Baxter Healthcare Corporation                 VIMRx Pharmaceuticals Inc.



By:_________________________             By:_________________________
Name:                                         Name:
Title:                                   Title:


                                              Newco:

                                              BIT ACQUISITION CORP.



                                              By:______________________

                                              Name:
                                                   Title: